                                                             EXHIBIT 10.14

                                                             CONFIDENTIAL

                          Hardpatch Transit Agreement
             Between Teleglobe And Global Telecommunications, Inc.
                             For Services To India

The Service:
-----------

        Teleglobe will arrange to provide Global Telecommunications, Inc. at its designated and agreed upon operating center, with hardpatch transit international half-circuits to India via the following configuration, whereby GTI will arrange foreign-end service in cooperation with VSNL (India). The provision of these facilities will be on satellite facilities now, or in the future, in operation.

        This agreement, contingent upon the mutual agreement of VSNL and GTI to transition their Teleglobe-provided switched service to hardpatched facilities may occur following GTI's request and subject to capacity and concurrence and readiness by Teleglobe and VSNL to effectuate service transition. No penalties or charges would be incurred by in GTI requesting and implementing this transition.

Configuration:
-------------

        The configuration for this hardpatch service would depend upon which option GTI selected, whether clear or derived and whether via satellite or cable. Please note that the configuration depicted is representative and that cable availability is contingent upon pending availability of TAT 12:

                           [FLOW CHART APPEARS HERE]

                    Canada/US Border


60 Hudson                                                 Transoceanic Cable or
New York, NY                                                Satellite Routing
                    -------------          --------
   ---------------- Moorer's Fork -------- Montreal ------------------
                    -------------          --------

                                                      New Delhi or
                                                      Bombay India
                                                      respectively

Invoicing:
---------

        Teleglobe will invoice GTI monthly for the services. All invoice amounts are due 30 days from invoice date. The service commencement date will be the "in service" date of the international facilities.

        Teleglobe reserves the right to terminate service with thirty (30) days written notice for accounts with past due balances.

Operational:
-----------

        The service performance will be commensurate with Teleglobe's backbone network, which meets and exceeds the standards of the industry.

        DCME or low-rate encoded compression will be used to no more than 4:1 on the routes.


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                                       1                  Teleglobe USA Inc.

                                                                    CONFIDENTIAL
Liability:
---------

        TELEGLOBE shall not be liable for any loss or damage sustained by GTI, its interconnecting carriers or its end users, by reason of any failure in or breakdown of the communication facilities associated with the circuits under this agreement or for any interruption or degradation of service whatsoever shall be the cause of such failure, breakdown, interruption or degradation and however long it shall last.

        TELEGLOBE will not be responsible for any direct, indirect, consequential, or any other damages resulting from any action that might be taken by VSNL which would result in the cancellation of service or cause a disruption of service.

Confidentiality:
---------------

        GTI will treat this agreement, all product information, descriptions and prices, methods of operation and their terms and conditions as strictly confidential. GTI will not disclose any of this information or any of these materials to any person who is not a party to this agreement. Notwithstanding the foregoing, GTI may disclose, on a limited basis, agreement terms as necessary or required by regulatory authorities, auditors, attorneys or government agents.

Term:
----

        The term for this service will be 12 months, commencing upon the "in-service" date of the international hardpatch facilities, following service transition from switched transit when and if such is requested by and subject to any potential restrictions as identified in "The Service."

Pricing:
-------

        The monthly charge for the following service options are in $USD. Any installation charges for line connections from Washington, DC to the US/Canadian border, not to exceed $5,000 per line, would be passed through as assessed:



                Clear 2.048 MB, Satellite     US$25,000   [ ]
                                                              ---------------
                                                              Initial

                Derived 512 KB, Cable         US$14,200   [ ] ---------------
                                                              Initial

                Clear 512 KB, Cable           US$26,850   [ ] ---------------
                                                              Initial

                Clear 1.024 MB, Cable         US$47,049   [ ] ---------------
                                                              Initial


Force Majeure:
-------------

        No failure or omission by either party to carry out or observe any of the terms and conditions of this Agreement shall give rise to any claim against the party in question or be deemed a breach of this Agreement if such failure or omission arises from a cause or force majeure, an act of Government or any other cause beyond the reasonable control of that party.



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                                       2                Teleglobe USA Inc.

                                                                    CONFIDENTIAL

Termination:
-----------

        If, before the expiration of the contracted terms, the service is canceled by GTI for any reason, GTI shall pay a termination charge of one hundred percent (100%) of the total monthly charges for the unexpired portion of the contracted term, unless GTI signs a new, mutually agreeable commitment that would provide Teleglobe with revenues that would be equal to or exceeding those of the original requirement remaining dollar commitment over an equivalent period.

Approval:
--------

        The parties have executed this Agreement through their duly authorized representatives.


TELEGLOBE                               GLOBAL TELECOMMUNICATIONS, INC.

/s/ Marc Van Doorn                      /s/ K. Paul Singh
-------------------------               --------------------------
Name                                    Name

 Chief Financial Officer                 CEO & President
-------------------------               --------------------------
Title                                   Title


   10/5/95                                10/5/95
-------------------------               --------------------------
Date                                    Date






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                                       3             Teleglobe USA Inc.